UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 16, 2008 (October 9, 2008)
SANDRIDGE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	1-33784 (Commission File Number)	20-8084793 (I.R.S. Employer Identification No.)

123 Robert S. Kerr Avenue Oklahoma City, Oklahoma (Address of Principal Executive Offices)	73102 (Zip Code)
Registrant’s Telephone Number, including Area Code: (405) 429-5500
1601 N.W. Expressway, Suite 1600, Oklahoma City, Oklahoma 73118
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01—Entry into a Material Definitive Agreement.
     On October 9, 2008, SandRidge Energy, Inc. (the “Company”) entered into a Purchase and Sale Agreement with its chief executive officer, Tom L. Ward, and certain of his affiliated entities, to acquire all of Mr. Ward’s working interests and related reserves in all wells drilled by the Company since June 8, 2006. Mr. Ward and his affiliated entities participated in the drilling of these wells pursuant to the Riata Energy, Inc. Well Participation Plan dated effective June 8, 2006 (the “Plan”). The Company paid $60.0 million in cash consideration for the interests, subject to post-closing adjustments. In connection with the acquisition, Mr. Ward and the Company agreed to terminate the Plan in its entirety.
     The purchase of the interests from Mr. Ward and his affiliates was made effective as of September 30, 2008 and is subject to a post-closing adjustment based on excess investments made by Mr. Ward and the value of actual production in respect of the acquired interests during the third quarter 2008 as compared to projected amounts. At closing, the amount of the adjustment was estimated at $7.1 million payable to affiliates of Mr. Ward, subject to final settlement in December 2008.
     The Plan was adopted in June 2006 in connection with Mr. Ward becoming the largest stockholder and chief executive officer of the Company. The Plan provided that for as long as Mr. Ward was employed by the Company, he or his designated affiliates had a right to participate in and pay up to a 3% of 8/8ths working interest in all wells (subject to certain exceptions) drilled by the Company through December, 31 2016, after which the Company could elect to terminate. Termination of the Plan will permit the Company to retain a greater working interest in its future wells, thus increasing proved undeveloped reserves.
Item 1.02 — Termination of a Material Definitive Agreement.
     The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02 of this Current Report on Form 8-K.
Item 7.01 — Regulation FD Disclosure.
          In accordance with General Instructions B.2. and B.6 of Form 8-K, the following information and the exhibit referenced therein are being furnished under Item 7.01 of Form 8-K and are not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, are not subject to the liabilities of that section and are not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.
     On October 10, 2008, the Company issued a press release announcing the transaction described under Item 1.01 of this report and the termination of the Plan. A copy of the Company’s press release is attached hereto as Exhibit 99.1.
Item 9.01 — Financial Statements and Exhibits.
          (d) Exhibits.

Exhibit No.	Description

10.1	Purchase and Sale Agreement, dated October 9, 2008, among the Company and Tom L. Ward, TLW Investments, L.L.C., and TLW Holdings, L.L.C.

99.1	Press release dated October 10, 2008, announcing the Purchase and Sale Agreement and the termination of the Well Participation Plan.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SANDRIDGE ENERGY, INC. (Registrant)
Date: October 16, 2008	By:	/s/ Dirk M. Van Doren
Dirk M. Van Doren
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Purchase and Sale Agreement, dated October 9, 2008, among the Company and Tom L. Ward, TLW Investments, L.L.C., and TLW Holdings, L.L.C.

99.1	Press release dated October 10, 2008, announcing the Purchase and Sale Agreement and the termination of the Well Participation Plan.